Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T (617) 588-5555 F (617) 588-5554 www.vcel.com

Vericel Reports Fourth Quarter and Full-Year 2023 Financial Results and Provides Full-Year 2024 Financial Guidance
Full-Year 2023 Total Revenue Growth of 20% to $197.5 Million, with Adjusted EBITDA Growth of 40%
Fourth Quarter Total Revenue Growth of 23% to $65.0 Million, with Adjusted EBITDA Growth of 50%
Fourth Quarter Gross Margin of 75% and Adjusted EBITDA Margin of 34%
Full-Year 2024 Total Revenue Guidance of $237 to $241 Million
Conference Call Today at 8:30am Eastern Time
CAMBRIDGE, Mass., February 29, 2024 (GLOBE NEWSWIRE) — Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today reported financial results and business highlights for the fourth quarter and year ended December 31, 2023, and provided full-year 2024 financial guidance.

Fourth Quarter 2023 Financial Highlights
•Total net revenue increased 23% to $65.0 million
•MACI® net revenue growth of 22% to $56.7 million
•Burn Care net revenue growth of 31% to $8.3 million, consisting of $7.8 million of Epicel® revenue and $0.5 million of NexoBrid® revenue
•Gross margin of 75%
•Net income growth of 119% to $13.0 million, or $0.26 per diluted share
•Non-GAAP adjusted EBITDA increased 50% to $22.3 million, representing adjusted EBITDA margin of 34%
•Operating cash flow of $10.1 million
•As of December 31, 2023, the Company had $152.6 million in cash, restricted cash and investments, and no debt

Full Year 2023 Financial Highlights
•Total net revenue increased 20% to $197.5 million
•MACI net revenue growth of 25% to $164.8 million
•Burn Care net revenue of $32.7 million, consisting of $31.6 million of Epicel revenue and $1.1 million of NexoBrid revenue
•Gross margin of 69%

•Net loss of $3.2 million, or $0.07 per diluted share
•Non-GAAP adjusted EBITDA of $33.9 million, or adjusted EBITDA margin of 17%
•Operating cash flow of $35.3 million

Fourth Quarter Business Highlights and Updates
•Highest number of MACI implants, implanting surgeons, surgeons taking biopsies and MACI biopsies in a quarter since launch
•Highest number of Epicel biopsies in a quarter since 2021
•NexoBrid commercial launch in the U.S., with more than 50 burn centers submitting packages to Pharmacy and Therapeutics (P&T) committees and more than 25 burn centers with P&T committee approvals
•MACI arthroscopic delivery submission accepted for review by the FDA, with commercial launch expected in the third quarter of 2024
•Announced that MACI clinical study to treat cartilage injuries in the ankle is expected to initiate in 2025
•Prospective study reporting 10-year outcomes in patients treated with MACI published in the American Journal of Sports Medicine showed improved clinical scores, high levels of patient satisfaction, and clinical and MRI-based outcomes that were maintained out to 10 years
•Supplemental BLA for NexoBrid pediatric indication accepted for review by the FDA

“The Company executed exceptionally well in 2023 and delivered outstanding financial and business results in the fourth quarter, generating top-tier revenue growth and even higher growth in our profitability metrics,” said Nick Colangelo, President and CEO of Vericel. “We expect that the momentum in our core portfolio and new product launches across our MACI and Burn Care commercial franchises will drive continued strong revenue growth and profitability in 2024 and the years ahead.”

2024 Financial Guidance
•Total net revenue for 2024 expected to be in the range of $237 to $241 million
•Gross margin expected to be approximately 70%
•Adjusted EBITDA margin expected to be approximately 20%

Fourth Quarter 2023 Results
Total net revenue for the quarter ended December 31, 2023 increased 23% to $65.0 million, compared to $52.7 million in the fourth quarter of 2022. Total net product revenue for the quarter included $56.7 million of MACI (autologous cultured chondrocytes on porcine collagen membrane) net revenue, $7.8 million of Epicel (cultured epidermal autografts) net revenue, and $0.5 million of NexoBrid (anacaulase-bcdb) net revenue, compared to $46.3 million of MACI net revenue and $6.3 million of Epicel net revenue in the fourth quarter of 2022.

Gross profit for the quarter ended December 31, 2023 was $48.5 million, or 75% of net revenue, compared to $38.2 million, or 73% of net revenue, for the fourth quarter of 2022.

Total operating expenses for the quarter ended December 31, 2023 were $35.8 million, compared to $32.2 million for the same period in 2022. The increase in operating expenses was primarily due to an increase in headcount and lease expenses associated with the Company’s new facility, which is under construction.

Net income for the quarter ended December 31, 2023 was $13.0 million, or $0.26 per diluted share, compared to net income of $5.9 million, or $0.12 per diluted share, for the fourth quarter of 2022.

Non-GAAP adjusted EBITDA for the quarter ended December 31, 2023 was $22.3 million, or 34% of net revenue, compared to $14.9 million, or 28% of net revenue, for the fourth quarter of 2022. A table reconciling non-GAAP measures is included in this press release for reference.

As of December 31, 2023, the Company had $152.6 million in cash, restricted cash and investments, and no debt.

Full-Year 2023 Results
Total net revenue for the year ended December 31, 2023 was $197.5 million, compared to $164.4 million in 2022. Total net product revenue for the year included $164.8 million of MACI net revenue, $31.6 million of Epicel net revenue and $1.1 million of NexoBrid net revenue, compared to $132.0 million of MACI net revenue, $31.7 million of Epicel net revenue and $0.7 million of NexoBrid revenue, respectively, in 2022.

Gross profit for the year ended December 31, 2023 was $135.6 million, or 69% of net revenue, compared to $109.8 million, or 67% of net revenue, in 2022.

Total operating expenses for the year ended December 31, 2023 were $142.0 million, compared to $126.8 million in 2022. The increase in operating expenses was primarily due to an increase in headcount, lease expenses associated with the Company’s new facility, variable sales and marketing expenses and other external expenses.

Net loss for the year ended December 31, 2023 was $3.2 million, or $0.07 per diluted share, compared to net loss of $16.7 million, or $0.35 per diluted share, in 2022.

Non-GAAP adjusted EBITDA for the year ended December 31, 2023 was $33.9 million, or 17% of net revenue, compared to $24.2 million, or 15% of net revenue, in 2022. A table reconciling non-GAAP measures is included in this press release for reference.

Conference Call Information
Today’s conference call will be available live at 8:30am Eastern Time and can be accessed through the Investor Relations section of the Vericel website at http://investors.vcel.com/events-presentations. A slide presentation with highlights from today’s conference call will be available on the webcast and in the Investor Relations section of the Vericel website. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software, if necessary. To participate by telephone, please register here to receive dial-in details and your personal passcode. A replay of the webcast will be available on the Vericel website until February 28, 2025.

About Vericel Corporation
Vericel is a leading provider of advanced therapies for the sports medicine and severe burn care markets. The Company combines innovations in biology with medical technologies, resulting in a highly differentiated portfolio of innovative cell therapies and specialty biologics that repair injuries and restore lives. Vericel markets three products in the United States. MACI (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full thickness burns greater than or equal to 30% of total body surface area. Vericel also holds an exclusive license for North American rights to NexoBrid (anacaulase-bcdb), a biological orphan product containing proteolytic enzymes, which is indicated for the removal of eschar in adults with deep partial-thickness and/or full-thickness burns. For more information, please visit www.vcel.com.

GAAP v. Non-GAAP Measures
Vericel’s reported earnings are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the Securities and Exchange Commission. Vericel has provided in this release certain financial information that has not been prepared in accordance with GAAP. Vericel’s management believes that the non-GAAP adjusted EBITDA described in the release, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Vericel’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Vericel’s industry. However, the non-GAAP financial measures that Vericel uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Epicel® and MACI® are registered trademarks of Vericel Corporation. NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation. © 2024 Vericel Corporation. All rights reserved.

Forward-Looking Statements
Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, uncertainties associated with our expectations regarding future revenue, growth in revenue, market penetration for MACI, Epicel, and NexoBrid, growth in profit, gross margins and operating margins, the ability to continue to scale our manufacturing operations to meet the demand for our cell therapy products, including the timely completion of a new headquarters and manufacturing facility in Burlington, Massachusetts, the ability to achieve or sustain profitability, contributions to adjusted EBITDA, the expected target surgeon audience, potential fluctuations in sales and volumes and our results of operations over the course of the year, timing and conduct of clinical trial and product development activities, timing and likelihood of the FDA’s potential approval of the arthroscopic delivery of MACI to the knee or the use of MACI to treat cartilage defects in the ankle, the estimate of the commercial growth potential of our products and product candidates, competitive developments, changes in third-party coverage and reimbursement, physician and burn center adoption of NexoBrid, supply chain disruptions or other events or factors affecting MediWound’s ability to manufacture and supply sufficient quantities of NexoBrid to meet customer demand, including but not limited to the ongoing Israel-Hamas war, negative impacts on the global economy and capital markets resulting from the conflict in Ukraine and the Israel-Hamas war, adverse developments affecting financial institutions, companies in the financial services industry or the financial services industry generally, global geopolitical tensions or record inflation and potential future impacts on our business or the economy generally stemming from a resurgence of COVID-19 or another similar public health emergency.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (SEC) on February 29, 2024, and in other filings with the SEC. These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Investor Contact:
Eric Burns
ir@vcel.com
+1 (734) 418-4411

Media Contact:
Julie Downs
media@vcel.com

VERICEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts - unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Product sales, net	$64,996	$52,694	$197,516	$163,698
Other revenue	—	—	—	667
Total revenue	64,996	52,694	197,516	164,365
Cost of product sales	16,489	14,445	61,940	54,577
Gross profit	48,507	38,249	135,576	109,788
Research and development	4,901	5,245	21,042	19,943
Selling, general and administrative	30,875	26,919	120,998	106,903
Total operating expenses	35,776	32,164	142,040	126,846
Income (loss) from operations	12,731	6,085	(6,464)	(17,058)
Other income (expense):
Interest income	1,436	763	4,632	1,341
Interest expense	(156)	(223)	(600)	(366)
Other income (expense)	82	(3)	64	95
Total other income	1,362	537	4,096	1,070
Income (loss) before income taxes	14,093	6,622	(2,368)	(15,988)
Income tax expense	1,100	700	814	721
Net income (loss)	$12,993	$5,922	$(3,182)	$(16,709)
Net income (loss) per common share:
Basic	$0.27	$0.13	$(0.07)	$(0.35)
Diluted	$0.26	$0.12	$(0.07)	$(0.35)
Weighted-average common shares outstanding:
Basic	47,745	47,232	47,590	47,130
Diluted	50,512	49,204	47,590	47,130

VERICEL CORPORATION RECONCILIATION OF REPORTED NET INCOME (LOSS) (GAAP) TO ADJUSTED EBITDA (NON-GAAP MEASURE) (in thousands - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$12,993	$5,922	$(3,182)	$(16,709)
Stock-based compensation expense	6,909	7,740	32,325	37,183
Depreciation and amortization	1,149	1,039	4,632	3,981
Net interest income	(1,280)	(540)	(4,032)	(975)
Income tax expense	1,100	700	814	721
Pre-occupancy lease expense	1,424	—	3,323	—
Adjusted EBITDA (Non-GAAP)	$22,295	$14,861	$33,880	$24,201

VERICEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands - unaudited)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$69,088	$51,067
Restricted cash	17,778	—
Short-term investments	40,469	68,471
Accounts receivable (net of allowance for doubtful accounts of $43 and $47, respectively)	58,356	46,539
Inventory	13,087	15,986
Other current assets	6,853	4,803
Total current assets	205,631	186,866
Property and equipment, net	41,635	15,837
Intangible assets, net	6,875	7,500
Right-of-use assets	73,462	41,535
Long-term investments	25,283	19,962
Other long-term assets	771	1,303
Total assets	$353,657	$273,003
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,347	$16,930
Accrued expenses	17,215	16,190
Current portion of operating lease liabilities	6,187	4,302
Other current liabilities	—	41
Total current liabilities	45,749	37,463
Operating lease liabilities	81,856	43,268
Other long-term liabilities	100	—
Total liabilities	127,705	80,731
Total shareholders’ equity	225,952	192,272
Total liabilities and shareholders’ equity	$353,657	$273,003